EMPLOYMENT AND NONCOMPETITION AGREEMENT


          This Employment and Noncompetition Agreement
("Agreement") is made and entered into this 31st day of July, 1996 by and between Eagle River Interactive, Inc., a Delaware corporation (the "Company"), and Thomas R. Graunke ("Employee").


                      W I T N E S S E T H:

          WHEREAS, pursuant to the Agreement and Plan of Merger dated as of July 31, 1996 (the "Merger Agreement"), by and among the Company, Ute Creek Acquisition Corp., an Arizona corporation and wholly-owned subsidiary of Company ("Sub"), and Mastering Computers, Inc., an Arizona corporation ("Mastering Computers"), and the Supplemental Agreement dated as of July 31, 1996 (the "Supplemental Agreement") among the Company, Sub, Mastering Computers and Employee, as sole stockholder of Mastering Computers, Sub will merge with and into Mastering Computers and each issued and outstanding share of common stock of Mastering Computers will be converted into shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"); and;

          WHEREAS, as a result of the consummation of the merger contemplated by the Merger Agreement and the Supplemental
Agreement, Mastering Computers will become a wholly-owned subsidiary of the Company;

          WHEREAS, Employee is currently the sole stockholder and the President of Mastering Computers;

          WHEREAS, it is a condition to the Company's obligations under the Supplemental Agreement that Employee agree to render services to the Company and agree not to compete with the Company, on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the Company and Employee hereby agree as follows:

          1.  Employment.

          (a) Title and Duties of Employee. Subject to all of the terms and conditions herein provided, during the Employment Period (as defined below) the Company hereby agrees to employ Employee as an Executive Vice President of the Company and to cause Employee to also be employed as the President of the Company's Mastering Computers subsidiary. Employee shall report to the CEO of the Company or such other person as may be designated by the CEO of the Company. Employee shall be responsible for all duties designated by such executive officer of the Company. Employee shall at all times be subject to and shall observe and carry out such rules, regulations, policies, directions and restrictions as may be established from time to time by the Company. Employee's title and responsibilities shall be subject to change from time to time at the direction of the CEO or the Board of Directors of the Company, within the limitations set forth in this Section 1(a).

          (b) Performance. Throughout the period of Employee's employment hereunder, Employee shall devote Employee's full normal business time, attention, knowledge and skills faithfully, diligently and to the best of Employee's ability, to the active performance of Employee's duties and responsibilities hereunder, and shall do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities. Employee shall not be required to relocate outside the Phoenix, Arizona metropolitan area during the first 18 months of the Employment Period (as hereinafter defined).

          2.   Term of Employment.

          The term of Employee's employment with the Company pursuant to this Agreement shall be for a period of four years, commencing on the date hereof and ending on the earlier of the day immediately preceding the fourth anniversary of the date hereof or the date of termination of Employee's employment with the Company pursuant to Section 5 (the "Employment Period").

          3.  Compensation and Benefits.

          (a) Base Salary. As compensation for the services to be rendered by Employee hereunder, the Company shall pay to Employee during the Employment Period a base salary of $200,000 per year (the "Base Salary"), payable in periodic installments (but in no event less frequently than monthly) in accordance with the standard payroll practices of the Company in effect from time to time. Employee's Base Salary shall be reviewed on a merit basis on the first anniversary date of this Agreement, provided, however, that Employee's annual salary during the Employment Period shall not be less than the Base Salary.

          (b) Incentive Bonus. For the period ending December 31, 1996, Employee shall be eligible to receive an incentive bonus, payable in cash, equal in amount to the amount of incentive bonus Employee would have received during 1996 as an Executive Vice-President of the Company participating in Tier I of the Company's current incentive bonus plan for executive officers; provided, however, that such bonus shall be prorated to give effect only to the portion of 1996 that Employee is actually employed by the Company. Employee acknowledges that the Company, in connection with the operation of such plan, may determine not to give effect to any portion of the Company's consolidated revenue that is attributable to companies acquired by the Company for periods prior to the date of their respective acquisitions. Employee confirms that he is not entering into this Agreement in reliance on the Company, in connection with the operation of such plan, giving effect to any portion of the Company's 1996 consolidated revenue attributable to (i) Mastering Computers for periods prior to the date hereof, or (ii) any other company acquired by the Company during 1996 for periods prior to the effective date of such acquisition. After 1996 and during the remaining term of this Agreement, Employee shall be entitled to participate in the Company's then existing bonus plan, if any, to the same extent as similarly situated senior executive officers of the Company.

          (c) Expenses. The Company shall reimburse Employee, upon presentment by Employee to the Company of appropriate receipts and vouchers, for any reasonable business expenses incurred by Employee in connection with the performance of his duties and responsibilities hereunder. In the event that any of Employee's business-related air travel is made on a noncommercial airline or airplane, the Company shall reimburse Employee for expenses incurred by Employee in connection with such air travel at the comparable commercial airline first class air travel rate for the same route.
          (d) Fringe Benefits. The Company shall make available to Employee, throughout the Employment Period, access to such fringe benefits and benefit plans as may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally or employees in comparable positions in the Company; provided, however, that nothing contained in this paragraph shall be construed to obligate the Company to provide Employee with any specified benefit, but only to extend benefits to Employee on a basis reasonably comparable to those made available to employees generally or employees in such comparable positions.
          (e) Automobile and Entertainment Expense Allowance. During the Employment Period, the Company shall provide Employee with a monthly automobile and entertainment expense allowance, payable in cash on or before the first day of each month during the Employment Period in the following respective amounts: for the first eight months of the Employment Period, in the amount of $1,750 per month; thereafter, in the amount of $1,000 per month.
          (f) Stock Options. The Company shall grant to Employee, as the date hereof, options to purchase 255,000 shares of Common Stock, such options to (i) be granted at an exercise price equal to the closing sale price per share of the Common Stock as reported on the Nasdaq National Market on the day hereof, (ii) vest over a four-year period at a rate of 25% per year and (iii) be issued pursuant to, and subject to the terms and conditions of, the Eagle River Interactive, Inc. 1995 Executive Stock Option Plan. Any further grant to Employee of stock options in 1996 shall be in the sole discretion of the Compensation Committee of the Board of Directors of the Company. In connection with regular grants by the Company of stock options in 1997 or in any subsequent year during the Employment Period, Employee will receive options with respect to such number of shares of Common Stock and upon such other terms as the Compensation Committee of the Board of Directors of the Company shall determine, provided that Employee shall receive stock options with respect to that number of shares of Common Stock and upon such terms as are then granted to similarly situated senior executive officers of the Company.
          (g)  Severance Pay.
          (i) In the event that Employee's employment with the Company is terminated by the Company without cause pursuant to Section 5(c) before the first anniversary of the date hereof, the Company shall pay to Employee, in a lump sum cash payment made within 15 days of such termination, severance pay equal to the product of the Base Salary multiplied by 2.
          (ii) In the event that (A) Employee's employment with the Company is terminated by the Company without cause pursuant to Section 5(c) on or after the first anniversary of the date hereof but before the third anniversary of the date hereof or (B) Employee's employment with the Company is terminated by Employee for "Good Reason" pursuant to
     Section 5(d) on or before the third anniversary of the date hereof, the Company shall pay to the Employee, in 24 semi monthly installments, severance pay equal in the aggregate to 12 months' Base Salary or, in the event that such termination occurs after the third anniversary of the date hereof, in semi-monthly installments through the remainder of the Employment Period, an aggregate amount equal to the amount of Base Salary that would otherwise have been paid from the date of such termination through the remainder of the Employment Period, absent such termination.

          (iii) The obligation of the Company to make the payments set forth in this Section 3(g) shall be subject to the condition set forth in Section 12(h).

          4.  Vacation.

          Throughout the period of Employee's employment hereunder, Employee shall be entitled to take vacation in accordance with the Company's "Paid Time Off" policy as in effect from time to time, giving full credit for such time as Employee was an employee of Mastering Computers (including five days carryover vacation time from such prior employment).

          5.  Termination.

          (a) Cause. This Agreement and the Employment Period may be terminated by the Company, at any time at the option of the Company, for cause (as such term is hereinafter defined), effective immediately upon the giving of written notice of termination to Employee; provided, however, that no such termination shall affect the obligations of Employee under
Section 6. Notwithstanding any provision of this Employment Agreement to the contrary, from and after the date of any such termination, Employee shall be entitled to receive only the amount of Base Salary contemplated by Section 3(a) which shall have accrued and be unpaid for the portion of the Employment Period through the date of such termination, any then unreimbursed expenses under Section 3(c) and the benefits, if any, under the Company's employee benefit plans to the extent Employee's benefits thereunder have vested on the date of termination, with all such compensation to be paid (and expenses reimbursed) at the time and in the manner that they would otherwise have been paid (or reimbursed) to Employee during the normal course of his employment hereunder. As used herein, the term "for cause" shall mean and be limited to: (i) any felony criminal conviction other than for minor traffic violations; (ii) the failure of Employee to perform the duties provided in Section 1 or comply with the rules, regulations, policies, directions and restrictions generally applicable to employees in similar positions as may be established from time to time by the Company, and which failure to so comply shall continue after the expiration of the ten-day period commencing with written notice from the Company; (iii) the inability of the Employee to perform the essential functions of his employment position due to a disability of Employee that cannot be reasonably accommodated by the Company, (iv) any illegal use of narcotics or other illegal substances, (v) any embezzlement or misappropriation of corporate funds, (vi) any conduct that is materially detrimental to the reputation of the Company or any affiliate thereof or that constitutes a violation of any contractual, statutory or common law duty of loyalty to the Company or any affiliate thereof or
(vii) any other material breach of this Agreement by Employee which shall continue after the expiration of the ten-day period commencing with written notice from the Company.

         (b) Death of Employee. This Agreement and the Employment Period shall terminate automatically upon the death of Employee. In the event of such termination, the estate of Employee shall be entitled to receive only the amount of Base Salary contemplated by Section 3(a) which shall have accrued and be unpaid for the portion of the Employment Period through the date of death, any then unreimbursed expenses under Section 3(c) and the benefits, if any, under the Company's employee benefit plans to the extent Employee's benefits thereunder have vested on the date of termination, with all such compensation to be paid (and expenses reimbursed) at the time and in the manner that they would otherwise have been paid (or reimbursed) to Employee during the normal course of his employment hereunder.
          (c) Termination Without Cause. This Agreement and the Employment Period may be terminated by either party without cause by giving written notice of termination at least thirty (30) days prior to the effective date of such termination. In the event that Employee so elects to terminate his employment with the Company hereunder (other than pursuant to Section 5(d)), the Employment Period shall terminate on such date as selected by Employee for such termination, and, notwithstanding any provision of this Employment Agreement to the contrary, from and after such date of termination, Employee shall be entitled to receive only the amount of Base Salary contemplated by Section 3(a) which shall have accrued and be unpaid for the portion of the Employment Period through the date of such termination, any then unreimbursed expenses under Section 3(c) and the benefits, if any, under the Company's employee benefit plans to the extent Employee's benefits thereunder have vested on the date of termination, with all such compensation to be paid (and expenses reimbursed) at the time and in the manner that they would otherwise have been paid (or reimbursed) to Employee during the normal course of his employment hereunder. In the event that the Company elects to terminate this Agreement and the Employment Period without cause, then, from and after such date of termination, Employee shall be entitled to receive only the severance payments in the amount and to the extent set forth in
Section 3(g), any then unreimbursed expenses under Section 3(c) and the benefits, if any, under the Company's employee benefit plans to the extent Employee's benefits thereunder have vested on the date of termination. Notwithstanding anything contained herein to the contrary, no such termination shall affect the obligations of Employee under Section 6.
          (d) Termination by Employee for Good Reason. This Agreement and the Employment Period may be terminated by Employee for "Good Reason" on or before the termination date hereof.
"Good Reason", as used herein, means (i) a material adverse change in the duties and responsibilities of Employee in effect on the date hereof, (ii) Employee is required to report to someone other than the CEO of the Company or another executive of the Company who shall have been hired by the Company after the date hereof after seeking the advice of or other input from Employee or (iii) a substantive change is made in the Company's bonus plan in which Employee participates (specifically excluding stock option plans), the effect of which change is to materially reduce Employee's economic incentive under such plan. In the event that Employee elects to terminate his employment with the Company pursuant to this Section 5(d), from and after such date of termination, Employee shall be entitled to receive only the severance payments in the amount and to the extent set forth in
Section 3(g), any then unreimbursed expenses under Section 3(c) and the benefits, if any, under the Company's employee benefit plans to the extent Employee's benefits thereunder have vested on the date of termination. Notwithstanding anything contained herein to the contrary, no such termination shall affect the obligations of Employee under Section 6.

          6.  Restrictive Covenant.

          As conditions of his employment and in consideration of his employment and the Company's acquisition of Mastering
Computers, Employee covenants and agrees as follows:

          (a) that, during his employment with the Company, he will devote his full normal business time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of the Company and its affiliates;

          (b) that, during his employment with the Company, and for a period of 18 months after, he shall not, directly or indirectly, own, manage, control, promote, finance, participate in, consult with, render services for or on behalf of, or in any manner engage in a business in the Territory with accounts or product lines which are competitive with accounts or product lines that are existing or reasonably contemplated by the Company or any of its affiliates at the time such employment ends; provided, that nothing herein shall prohibit Employee from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation;

          (c) that, during his employment with the Company and for a period of 18 months thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 6 to all prospective employers with whom he may discuss possible employment;

          (d) that he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of the Company or any of its employees, agents, officers, directors, stockholders or affiliates;

          (e) that, during the Employment Period, he will not, without the prior written consent in each case of the CEO and/or Board of Directors of the Company: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which the Company, or any affiliate or subsidiary of the Company, buys services, materials, equipment or supplies, or with whom the Company, or any affiliate or subsidiary of the Company, does business;

          (f) that, during the Employment Period, he will not, without the prior written consent in each case of the CEO and/or Board of Directors of the Company: (i) exchange goods, products or services of the Company or its affiliates in return for goods, products or services of any individual or firm or (ii) accept gifts or favors from any outside organization or agency which, in each case, individually or collectively, are not ordinary or customary and would be likely cause undue influence in his selection of goods, products or services for the Company or its affiliates;

          (g) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of the Company or any affiliate of the Company, any confidential information relating to the Company or any affiliate of the Company or its business operations; and

          (h) that, during his employment with the Company and for a period of 18 months thereafter, he will not solicit or otherwise encourage any employee, agent or customer of the Company or any of its affiliates to cease or terminate their relationship with the Company or its affiliates.

          Employee represents and warrants to the Company that, notwithstanding the operation of the covenants contained in this
Section 6, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood. For purposes of this Section 6, "Territory" means the United States of America, its Territories and possessions, Canada, and any other country in the world in which the Company or any of its subsidiaries conducted business activities during the Employment Period or, at the time of termination or expiration of the Employment Period, contemplates conducting business activities.

           7.  Employee Proprietary Rights Agreement.

          Employee agrees to execute, contemporaneously herewith or at such later time as Company shall request, Company's standard "Employee Proprietary Rights Agreement" (the
"Proprietary Rights Agreement").

          8.  Severability.

          If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid, or not applicable to the given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be. Should this Agreement, or any one or more of its provisions hereof, be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, this Agreement or any such provision or provisions shall not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof. The existence of any claim or cause of action which Employee may have against the Company shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by Employee.

          9.  Remedies.

          Employee hereby acknowledges that the Company would suffer irreparable injury if the provisions of Section 6, above, which shall survive the termination of the Agreement, were breached and that the Company's remedies at law would be inadequate in the event of such breach. Accordingly, Employee hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily enjoined by the Company without bond or other security and without having to prove the inadequacy of the available remedies at law. In the event of any litigation under this Agreement, the prevailing party shall be entitled to collect all costs and expenses of any proceeding, including reasonable attorneys' fees, whether incurred at the pre-trial, trial or appellate level, as determined by the court hearing the matter.

          10.  Non-Assignability.
         In light of the unique personal services to be performed by Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by Employee of this Agreement or any of Employee's duties, responsibilities or obligations hereunder shall be void. This Agreement may be assigned by the Company, but only after the first anniversary of the date hereof, to any subsidiary or affiliate of the Company without the prior written consent of Employee.

          11.  Notices.

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          If to Employee:

               10568 E. Laurel Lane
               Scottsdale, Arizona  85259

               Telecopy:  (602) 451-9167

          With a copy to:

               Fennemore Craig, P.C.
               Two North Central Avenue
               Suite 2200
               Phoenix, Arizona 85004

               Attention: Janet W. Lord

               Telecopy:  (602) 257-8527

          If to the Company:

               Eagle River Interactive, Inc.
               1060 West Beaver Creek Boulevard
               Avon, Colorado  81620
               Attention: Marc Pinto

               Telecopy:  (970) 845-3016

          with copies to:

               Eagle River Interactive, Inc.
               1701 N. Market Street
               Suite 400
               Dallas, Texas  75202

               Attention: Fred McCallister

               Telecopy:  (214) 571-4011

          and:

               Sidley & Austin

               One First National Plaza
               Chicago, Illinois 60603
               Attention: Larry A. Barden

               Telecopy:  (312) 853-7036

          12.  General.

          (a) Amendments; No Waiver. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. The failure of either party hereto to enforce any of the provisions of this Agreement, of any rights with respect thereto, or failure to exercise any election provided for herein, shall in no way be deemed a waiver of such provisions, rights or elections, or in any way affect the validity of this Agreement. The failure of either party hereto to enforce any of said provisions, rights or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, rights or elections which it may have under this Agreement.

          (b) Captions and Headings. The captions and section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

          (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

          (e) Entire Agreement. Except as otherwise set forth or referred to in this Agreement, and except for the Employee Proprietary Rights Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. Any prior employment agreement or arrangement between the Employee and Mastering Computers is hereby terminated and of no further force or effect.

          (f) Reliance by Third Parties. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

          (g) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Arizona (without giving effect to the conflicts of laws provisions thereof).

         (h) Release. As a condition of the payment of severance described in paragraph 3(g) together with any other amounts that may then be due and payable, Employee on behalf of himself, his agents, attorneys, heirs, executors, assigns and any person acting by, through or on behalf of him, agrees that he will execute a release of the Company, its affiliates, as well as its and their respective officers, directors, partners, supervisors, employees, agents, representatives, assigns and any person acting by, through or on behalf of any of them, of and from any and all claims, demands, actions, causes of action and obligations arising out of Employee's employment and/or termination thereof, whether known or unknown, fixed or contingent, liquidated or unliquidated, and whether arising from tort, statute or contract. Employee further agrees to execute any document and perform all acts which may be required to make any such release valid.
          (i) No Duplicative Compensation for Employment at Mastering Computers. Employee acknowledges and agrees that (A) his employment as President of the Mastering Computers subsidiary of the Company is conditioned upon, and subject to, his employment with the Company, (B) his employment with Mastering Computers will cease if and when his employment with the Company hereunder terminates, (c) that all compensation and benefits provided herein in respect of Employee's employment with the Company shall be the sole compensation and benefits required to be paid or provided by the Company or any affiliate thereof (including Mastering Computers) in respect of any employment of Employee with the Company or any such affiliate and (D) in no event shall Employee be entitled to separate (or duplicate) compensation or benefits in connection with his service from and after the date hereof on behalf of both the Company and any affiliate thereof (including Mastering Computers).
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.
                              EAGLE RIVER INTERACTIVE, INC.

By:/s/ Marc Pinto


                              EMPLOYEE:

                              By: /s/ Thomas R. Graunke




                                    Thomas R. Graunke